EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-193545) and Forms S-3 (Nos. 333-227599 and 333-145032) of FNCB Bancorp, Inc. and Subsidiaries of our report dated March 12, 2021, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)

Iselin, New Jersey
March 12, 2021